                                     FORM 8-A

                       Securities and Exchange Commission
                              Washington, D.C. 20549

               For registration of certain classes of securities
                    pursuant to section 12(b) or (g) of the
                        Securities Exchange Act of 1934

                          County of San Diego, California
                 I.R.S. Employer Identification No.: 95-6000934
                             1600 Pacific Highway
                           San Diego, California 92101

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box. [x]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

$100,000,000                                    NEW YORK STOCK EXCHANGE
County of San Diego
Taxable Pension
Obligation Bonds
Series 2002C
(Public Income Notes (PINES(R)))

(Name of Issue)                                 (Name of Exchange on which Issue
                                                is to be registered)

Securities Act registration statement file number to which this form relates: N/A
                                                                              ---

Securities to be registered pursuant to Section 12(g) of the Act:  N/A
                                                                   ---

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.     Description of Registrant's Securities to be Registered.

                  The information contained in the Official Statement, dated
September 17, 2002, relating to the $100,000,000 County of San Diego Taxable
Pension Obligation Bonds Series 2002C (Public Income Notes (PINES(R))) shall be deemed to be incorporated by reference herein.

Item 2.     Exhibits.

                  Exhibit           A: Official Statement relating to the
                                    $100,000,000 County of San Diego Taxable
                                    Pension Obligation Bonds Series 2002C
                                    (Public Income Notes (PINES(R))).

                  Exhibit B:        County of San Diego General Purpose Financial Statements for
                                    The Fiscal Year Ended June 30, 2001

                  Exhibit C:        Specimen Series 2002 C Bonds

                                    Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of
1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)  County of San Diego, a political subdivision of the State of California

Date_______________________________________________________

By_________________________________________________________
          William J. Kelly, Chief Financial Officer

                                    Exhibit A

 Official Statement relating to the $100,000,000 County of San Diego Taxable Pension Obligation Bonds Series 2002C
                        (Public Income Notes (PINES(®)))

                                    Exhibit B

            County of San Diego General Purpose Financial Statements
                    for the Fiscal Year Ended June 30, 2001
                   (see Appendix B of the Official Statement)

                                    Exhibit C

                           Specimen Series 2002 C Bond